UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 24, 2025
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation)		Commission File Number:						(I.R.S. Employer Identification No.)

1812 N. Moore Street	,	Suite 1705	,	Arlington	,	Virginia	,	22209
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation

As previously disclosed, Evolent Health, Inc. (the “Company”) and certain of its subsidiaries are party to a credit agreement, dated as of August 1, 2022, by and between the Lenders party thereto, Evolent Health LLC (the “Borrower”), as the Administrative Borrower, the other borrowers party thereto, the Company, as the Parent, each other Guarantor party thereto, Ares Capital Corporation, as Administrative Agent, and ACF Finco I LP, as Collateral Agent and Revolving Agent (as amended by Amendment No. 1 dated as of January 20, 2023, Amendment No. 2 dated as of December 5, 2023, and Amendment No. 3 dated as of December 6, 2024 (“Amendment No. 3”), the “Credit Agreement”).
Also as previously disclosed, Amendment No. 3 established (a) a $125 million 2024-A delayed draw term loan facility (“2024-A Delayed Draw Term Loan Facility”) and (b) a $75 million 2024-B delayed draw term loan facility (“2024-B Delayed Draw Term Loan Facility” and together with the 2024-A Delayed Draw Term Loan Facility, the “Delayed Draw Term Loans”). Under Amendment No. 3, the 2024-A Delayed Draw Term Loan Facility may be funded to the Borrower no later than January 31, 2025.

Pursuant to the terms of the Credit Agreement, on January 24, 2025 the Borrower provided notice to the Administrative Agent to borrow the Delayed Draw Term Loans, to be funded on January 31, 2025.

The Company expects to use the funds for general corporate purposes, including working capital and management of future liabilities, potentially including the Company’s Convertible Senior Notes due in October 2025.

As previously disclosed:
•The Delayed Draw Term Loans will mature on the date that is the earliest of (a) December 6, 2029, (b) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement, (c) the date that is one hundred eighty (180) days prior to the maturity date of the Company’s Convertible Senior Notes due 2029 and (d) the date that is ninety-one (91) days prior to the maturity date of any other Junior Debt (as defined in the Credit Agreement) unless certain liquidity conditions are satisfied.
•The interest rate for the Delayed Draw Term Loans will be calculated, at the option of the borrowers, at either the adjusted term SOFR rate plus 5.50% or the base rate plus 4.50%, subject to step downs based on a total secured leverage ratio.
•The Delayed Draw Term Loans may be prepaid at the option of the Borrower subject to applicable premiums and a call protection premium payable on the amount prepaid in certain instances as follows: (1) 2.00% of the principal amount so prepaid after the Amendment No. 3 Effective Date (as defined in the Credit Agreement) but on or prior to the first anniversary of the Amendment No. 3 Effective Date; (2) 1.00% of the principal amount so prepaid after the first anniversary of the Amendment No. 3 Effective Date but on or prior to the second anniversary of the Amendment No. 3 Effective Date; and (3) 0.00% of the principal amount so prepaid after the second anniversary of the Amendment No. 3 Effective Date.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, and agreements contained in the Credit Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2024.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements which include the intended use of proceeds for borrowings under the Credit Agreement, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, the Company does not have any intention or obligation to publicly update or revise any forward-looking statements after filing this Current Report on Form 8-K, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors and other cautionary statements included in the Company’s Securities and Exchange Commission (“SEC”) filings. Copies of the Company’s SEC filings are available on its Investor Relations website, www.ir.evolent.com or from the SEC website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary

Date: January 30, 2025